Verde Resources Signs Memorandum of Understanding with Companies in Cambodia and Vietnam on Rare Earth Mining

Opportunity to access potential rare earth resources in Southeast Asia regions

Pahang, Malaysia (PRWEB) March 04, 2014 -- Verde Resources, Inc. (OTCQB: VRDR) announced it has signed Memorandum Of Understanding (MOU) with Black Stallion Mining Group Ltd (BSM) and Phu Duc Mineral Joint Stock Company (PDM) to cooperate in the prospecting and development of rare earth resources. BSM is located in Cambodia and PDM in Vietnam, with both have existing mining operations in their respective countries. BSM and PDM are highly experienced in mine planning and operations management, providing Verde Resources highly valuable partnership opportunities.

“By partnering with BSM and PDM, we will be able to tap into the booming rare earth resource opportunities emerging from the Southeast Asia regions,” said Mr. Wu, President of Verde Resources. “This venture provides Verde Resources a major opportunity to exchange and share mining practices and techniques with BSM and PDM. We firmly believe that our partnership with BSM and PDM will improve our exploration and exploitation procedures, resulting in greater efficiency of our production and cost management. The end result, we believe, will be an increase in revenues and shareholder value.”

Through the MOUs, Verde Resources will collaborate with BSM and PDM in identifying, prospecting and developing key mining tenements that have the potential of holding significant rare earth resources in Cambodia and Vietnam. BSM and PDM will help guide Verde Resources in applying for the exploration and mining licenses and Verde will assist in jointly providing investment funding for the development of rare earth resources in the respective projects. The Company firmly believes this partnership provides a cooperative framework that will result in aggressive growth.

“Partnering with BSM and PDM provide us with the platform for diversification of our product line as well as geographic expansion for rare earth opportunities in Southeast Asia regions,” said Mr. Wu. “The rare earth market is booming and Verde Resources intends to become an industry leader. We are confident that the collaboration with BSM and PDM will turn out to be a profitable venture for our shareholders.”

About Verde Resources, Inc.

Verde Resources, Inc. is an exploration stage mining company focused on global mining acquisition and development opportunities. Verde owns the management rights of Site IV-1 of the Merapoh Gold Mine in Pahang, Malaysia, which has four tons of alluvial gold resources and potential 30 tons of lode gold. Verde is also exploring for potential rare earth elements deposits in various parts of the world.

Website: www.verderesources.us

For more information, please contact Michael Liang: 852-215-21223 .

Safe Harbor Statement
This release includes forward-looking statements, which are based on certain assumptions and reflects management's current expectations. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results or events to differ materially from current expectations. Some of

these factors include: general global economic conditions; general industry and market conditions, sector changes and growth rates; uncertainty as to whether our strategies and business plans will yield the expected benefits; increasing competition; availability and cost of capital; the ability to identify and develop and achieve commercial success; the level of expenditures necessary to maintain and improve the quality of services; changes in the economy; changes in laws and regulations, including codes and standards, intellectual property rights, and tax matters; or other matters not anticipated; our ability to secure and maintain strategic relationships and distribution agreements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information
Michael Liang
Verde Resources, Inc.
http://www.verderesources.us
+1 4079217032

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